UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2013

GENOMIC HEALTH, INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

301 Penobscot Drive
Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-9300

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events.

On November 25, 2013, Genomic Health, Inc. (“Genomic Health”) issued a press release announcing that it has entered into an exclusive agreement with the Almac Group Ltd (“Almac”) to license Almac’s technology and intellectual property to develop and commercialize a test to predict benefit from DNA damage-based chemotherapy drugs, such as anthracycline-based regimens, in high risk breast cancer. Genomic Health made an up-front payment of $9 million dollars, which it expects to expense in the fourth quarter of 2013, and will pay additional milestones as certain clinical and commercial endpoints are achieved in the future. With successful commercialization of the test, Genomic Health will pay additional royalties to Almac.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to Genomic Health’s plans to develop and validate a test for prediction of benefit from DNA damage-based regimens, including anthracycline, for breast cancer patients; Genomic Health’s ability to successfully commercially launch any such test; and the timing and amount of any future milestone or royalty payments. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, the results of clinical studies; the applicability of clinical study results to actual outcomes; the risks and potential delays associated with such studies; the risks, costs and potential delays associated with the commercialization of a potential new test for anthracycline benefit; unanticipated costs or delays in research and development efforts; risks and uncertainties associated with the regulation of and reimbursement for the company’s tests, both domestically and abroad; and the other risks set forth in the Genomic Health’s filings with the Securities and Exchange Commission, including the risks set forth in its Quarterly Report on Form 10-Q for the quarter ended September  30, 2013. These forward-looking statements speak only as of the date hereof. Genomic Health disclaims any obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2013

GENOMIC HEALTH, INC.

	By:	/s/ Dean L. Schorno
Dean L. Schorno
Chief Financial Officer